                                                                     EXHIBIT 4.2




THIS WARRANT AND THE RIGHTS TO ACQUIRE SHARES REPRESENTED HEREBY WERE OFFERED AND SOLD IN A NON-PUBLIC TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH RIGHTS MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF EXCEPT IN A TRANSACTION IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR EXEMPT THEREFROM.

THE TRANSFER OF ANY OF THE RIGHTS TO ACQUIRE CAPITAL STOCK REPRESENTED BY THIS WARRANT IS FURTHER RESTRICTED BY THE TERMS OF A CERTAIN WARRANTHOLDERS RIGHTS AGREEMENT, DATED JULY 23, 1999, BETWEEN THOMASTON MILLS, INC. AND THE "PURCHASER" IDENTIFIED AS SUCH BELOW, AMONG OTHERS (THE "RIGHTS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THOMASTON MILLS, INC.

                                     WARRANT
                        TO PURCHASE SHARES OF CLASS A AND
                           CLASS B VOTING COMMON STOCK
                            OF THOMASTON MILLS, INC.

No.  1                                                             July 23, 1999

         THIS IS TO CERTIFY THAT, for value received, SUNTRUST BANK, ATLANTA (the "Purchaser") or holder (the holder of this Warrant is hereinafter referred to as "Warrantholder") is entitled to purchase from THOMASTON MILLS, INC., a Georgia corporation (the "Company"), as a whole, at any time during the "Exercise Period," as that is defined in the Rights Agreement, at the principal office of the Company, for the "Exercise Price" (as that term is defined in the Rights Agreement), payable in the manner described below, (A) shares of Class A non-voting common stock of the Company $1.00 par value per share (the "Class A Stock"), representing upon issuance, four and five-tenths of one percent (4.05%), on a fully diluted basis, of fully paid and non-assessable shares of Class A Stock; and (B) shares of Class B voting common stock of the Company, $1.00 par value per share (the "Class B Stock"), representing upon issuance, four and five-tenths of one percent (4.05%), on a fully diluted basis, of fully paid and non-assessable Class B Stock. As used hereinabove, the term "on a fully diluted basis" means, in respect of the Class A Stock and the Class B Stock, respectively (the "Common Stock"), that number of shares thereof after considering all options, warrants (including, particularly, but without limitation, any warrants being issued concurrently herewith to other parties to the Rights Agreement), conversion rights or similar rights then outstanding to acquire any such shares of such class of Common Stock as having been exercised, and subject to proportionate and equitable adjustment for any stock dividends, stock splits, combinations and similar recapitalizations affecting either such class of Common Stock occurring subsequent to the date of issuance of this Warrant.

         Payment of the Exercise Price may be made, at the option of the Purchaser, either (i) by cash; or (ii) by receiving from the Company the number of shares of Common Stock as to which this Warrant is being exercised, minus the number of shares of Common Stock having a value, based on the closing price thereof on the trading day immediately preceding the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of shares of Common Stock as to which this Warrant is being exercised; or (iii) by setting off such payment obligation against any payment obligation of the Company to the Purchaser which is then due, but which then remains unpaid.

         This Warrant is issued pursuant to the Rights Agreement, the terms and conditions of which are hereby incorporated by reference and made an integral part hereof.

         To evidence any permitted transfer or transfers of all or any portion of this Warrant in accordance with the terms of this Warrant and the Rights Agreement, the Company shall, upon receipt of this Warrant and a written request from the Warrantholder and the transferee or transferees, issue separate replacement Warrants registered in the name of each respective transferee (and a replacement Warrant registered in the name of the Warrantholder if the Warrantholder will retain any portion of this Warrant following such transfer) exercisable for the portion of the Warrant held by each such transferee and the Warrantholder following such transfer or transfers.

         This Warrant shall be governed by, construed, and enforced in accordance with, the internal laws and judicial decisions of the State of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and sealed in its name by its duly authorized officers this 23rd day of July, 1999.

                                    THOMASTON MILLS, INC.



                                    By:  /s/ Neil H. Hightower
                                       ----------------------------------------
                                         Neil H. Hightower, President and Chief
                                         Executive Officer
Attest:

  /s/ A. William Ott
---------------------------------
A. William Ott, Vice President - Finance



[CORPORATE SEAL]





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
THIS WARRANT AND THE RIGHTS TO ACQUIRE SHARES REPRESENTED HEREBY WERE OFFERED AND SOLD IN A NON-PUBLIC TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH RIGHTS MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF EXCEPT IN A TRANSACTION IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR EXEMPT THEREFROM.

THE TRANSFER OF ANY OF THE RIGHTS TO ACQUIRE CAPITAL STOCK REPRESENTED BY THIS WARRANT IS FURTHER RESTRICTED BY THE TERMS OF A CERTAIN WARRANTHOLDERS RIGHTS AGREEMENT, DATED JULY 23, 1999, BETWEEN THOMASTON MILLS, INC. AND THE "PURCHASER" IDENTIFIED AS SUCH BELOW, AMONG OTHERS (THE "RIGHTS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THOMASTON MILLS, INC.

                                     WARRANT
                        TO PURCHASE SHARES OF CLASS A AND
                           CLASS B VOTING COMMON STOCK
                            OF THOMASTON MILLS, INC.

No.  2                                                             July 23, 1999

         THIS IS TO CERTIFY THAT, for value received, WACHOVIA BANK, N.A. (the "Purchaser") or holder (the holder of this Warrant is hereinafter referred to as "Warrantholder") is entitled to purchase from THOMASTON MILLS, INC., a Georgia corporation (the "Company"), as a whole, at any time during the "Exercise Period," as that is defined in the Rights Agreement, at the principal office of the Company, for the "Exercise Price" (as that term is defined in the Rights Agreement), payable in the manner described below, (A) shares of Class A non-voting common stock of the Company $1.00 par value per share (the "Class A Stock"), representing upon issuance, four and five-tenths of one percent (4.05%), on a fully diluted basis, of fully paid and non-assessable shares of Class A Stock; and (B) shares of Class B voting common stock of the Company, $1.00 par value per share (the "Class B Stock"), representing upon issuance, four and five-tenths of one percent (4.05%), on a fully diluted basis, of fully paid and non-assessable Class B Stock. As used hereinabove, the term "on a fully diluted basis" means, in respect of the Class A Stock and the Class B Stock, respectively (the "Common Stock"), that number of shares thereof after considering all options, warrants (including, particularly, but without limitation, any warrants being issued concurrently herewith to other parties to the Rights Agreement), conversion rights or similar rights then outstanding to acquire any such shares of such class of Common Stock as having been exercised, and subject to proportionate and equitable adjustment for any stock dividends, stock splits, combinations and similar recapitalizations affecting either such class of Common Stock occurring subsequent to the date of issuance of this Warrant.

         Payment of the Exercise Price may be made, at the option of the Purchaser, either (i) by cash; or (ii) by receiving from the Company the number of shares of Common Stock as to which this Warrant is being exercised, minus the number of shares of Common Stock having a value, based on the closing price thereof on the trading day immediately preceding the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of shares of Common Stock as to which this Warrant is being exercised; or (iii) by setting off such payment obligation against any payment obligation of the Company to the Purchaser which is then due, but which then remains unpaid.

         This Warrant is issued pursuant to the Rights Agreement, the terms and conditions of which are hereby incorporated by reference and made an integral part hereof.

         To evidence any permitted transfer or transfers of all or any portion of this Warrant in accordance with the terms of this Warrant and the Rights Agreement, the Company shall, upon receipt of this Warrant and a written request from the Warrantholder and the transferee or transferees, issue separate replacement Warrants registered in the name of each respective transferee (and a replacement Warrant registered in the name of the Warrantholder if the Warrantholder will retain any portion of this Warrant following such transfer) exercisable for the portion of the Warrant held by each such transferee and the Warrantholder following such transfer or transfers.

         This Warrant shall be governed by, construed, and enforced in accordance with, the internal laws and judicial decisions of the State of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and sealed in its name by its duly authorized officers this 23rd day of July, 1999.

                                     THOMASTON MILLS, INC.



                                     By: /s/ Neil H. Hightower
                                        ----------------------------------------
                                         Neil H. Hightower, President and Chief
                                         Executive Officer

Attest:

/s/ A. William Ott
---------------------------------
A. William Ott, Vice President - Finance



[CORPORATE SEAL]

THIS WARRANT AND THE RIGHTS TO ACQUIRE SHARES REPRESENTED HEREBY WERE OFFERED AND SOLD IN A NON-PUBLIC TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH RIGHTS MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF EXCEPT IN A TRANSACTION IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR EXEMPT THEREFROM.

THE TRANSFER OF ANY OF THE RIGHTS TO ACQUIRE CAPITAL STOCK REPRESENTED BY THIS WARRANT IS FURTHER RESTRICTED BY THE TERMS OF A CERTAIN WARRANTHOLDERS RIGHTS AGREEMENT, DATED JULY 23, 1999, BETWEEN THOMASTON MILLS, INC. AND THE "PURCHASER" IDENTIFIED AS SUCH BELOW, AMONG OTHERS (THE "RIGHTS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THOMASTON MILLS, INC.

                                     WARRANT
                        TO PURCHASE SHARES OF CLASS A AND
                           CLASS B VOTING COMMON STOCK
                            OF THOMASTON MILLS, INC.

No.  3                                                             July 23, 1999


         THIS IS TO CERTIFY THAT, for value received, BANK OF AMERICA, N.A. (the "Purchaser") or holder (the holder of this Warrant is hereinafter referred to as "Warrantholder") is entitled to purchase from THOMASTON MILLS, INC., a Georgia corporation (the "Company"), as a whole, at any time during the "Exercise Period," as that is defined in the Rights Agreement, at the principal office of the Company, for the "Exercise Price" (as that term is defined in the Rights Agreement), payable in the manner described below, (A) shares of Class A non-voting common stock of the Company $1.00 par value per share (the "Class A Stock"), representing upon issuance, one and nine-tenths of one percent (1.9%), on a fully diluted basis, of fully paid and non-assessable shares of Class A Stock; and (B) shares of Class B voting common stock of the Company, $1.00 par value per share (the "Class B Stock"), representing upon issuance, one and nine-tenths percent (1.9%), on a fully diluted basis, of fully paid and non-assessable Class B Stock. As used hereinabove, the term "on a fully diluted basis" means, in respect of the Class A Stock and the Class B Stock, respectively (the "Common Stock"), that number of shares thereof after considering all options, warrants (including, particularly, but without limitation, any warrants being issued concurrently herewith to other parties to the Rights Agreement), conversion rights or similar rights then outstanding to acquire any such shares of such class of Common Stock as having been exercised, and subject to proportionate and equitable adjustment for any stock dividends, stock splits, combinations and similar recapitalizations affecting either such class of Common Stock occurring subsequent to the date of issuance of this Warrant.

         Payment of the Exercise Price may be made, at the option of the Purchaser, either (i) by cash; or (ii) by receiving from the Company the number of shares of Common Stock as to which this Warrant is being exercised, minus the number of shares of Common Stock having a value, based on the closing price thereof on the trading day immediately preceding the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of shares of Common Stock as to which this Warrant is being exercised; or (iii) by setting off such payment obligation against any payment obligation of the Company to the Purchaser which is then due, but which then remains unpaid.

         This Warrant is issued pursuant to the Rights Agreement, the terms and conditions of which are hereby incorporated by reference and made an integral part hereof.

         To evidence any permitted transfer or transfers of all or any portion of this Warrant in accordance with the terms of this Warrant and the Rights Agreement, the Company shall, upon receipt of this Warrant and a written request from the Warrantholder and the transferee or transferees, issue separate replacement Warrants registered in the name of each respective transferee (and a replacement Warrant registered in the name of the Warrantholder if the Warrantholder will retain any portion of this Warrant following such transfer) exercisable for the portion of the Warrant held by each such transferee and the Warrantholder following such transfer or transfers.

         This Warrant shall be governed by, construed, and enforced in accordance with, the internal laws and judicial decisions of the State of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and sealed in its name by its duly authorized officers this 23rd day of July, 1999.

                                      THOMASTON MILLS, INC.



                                      By: /s/ Neil H. Hightower
                                         ---------------------------------------
                                          Neil H. Hightower, President and Chief
                                          Executive Officer
Attest:
/s/ A. William Ott
---------------------------------
A. William Ott, Vice President - Finance



[CORPORATE SEAL]


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